Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three and Nine Months Ended

September 30, 2024

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, Executive Vice President - Chief Operating Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS STRONG RESULTS FOR THIRD QUARTER 2024

Same-center NOI for the nine months ended September 30, 2024,

increased 1% over the prior-year period

CHATTANOOGA, Tenn. (November 11, 2024) – CBL Properties (NYSE: CBL) announced results for the third quarter ended September 30, 2024. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss) attributable to common shareholders	$0.52	$0.41	$0.65	$(0.19)
Funds from Operations ("FFO")	$1.28	$1.93	$4.00	$4.79
FFO, as adjusted (1)	$1.54	$1.60	$4.77	$4.72
(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release.

KEY TAKEAWAYS:

•
Same center NOI for the nine months ended September 30, 2024 increased 1% compared with the prior-year period, and FFO, as adjusted, per share increased to $4.77, compared with $4.72 for the prior-year period. CBL reported a decline in same-center NOI of 2.0% for third quarter 2024 compared with the prior-year period, and FFO, as adjusted, per share of $1.54, compared with $1.60 for third quarter 2023. Results were in-line with the previously issued guidance range for 2024 same-center NOI and FFO, as adjusted.
•
Over 880,000 square feet of leases were executed in third quarter 2024. Third quarter 2024 leasing results included comparable leases of approximately 362,000 square feet signed at a 9.5% increase in average rents versus the prior leases including a 3.3% increase in renewal leases signed for malls, lifestyle centers and outlet centers.
•
Portfolio occupancy was 89.3% as of September 30, 2024, a 60 basis-point-increase sequentially from June 30, 2024, and a 150 bps decline compared with portfolio occupancy of 90.8% as of September 30, 2023. Same-center occupancy for malls, lifestyle centers and outlet centers was 87.4% as of September 30, 2024, a 230-basis-point decline from 89.7% as of September 30, 2023. Anticipated bankruptcy related store closures representing nearly 300,000-square-feet comprised 163 basis points of the decline in mall occupancy compared with the prior-year quarter including approximately 234,000 square feet of closures in the second quarter 2024 related to rue21 and Express. CBL has executed agreements to reopen 14 stores representing approximately 94,400 square feet of rue21 stores under its new ownership by first quarter 2025, with the majority opening in 2024.
•
Same-center tenant sales per square foot for the third quarter 2024 increased 1.5% as compared with the prior-year period. Same-center tenant sales per square foot for the 12-months ended September 30, 2024, declined 0.7% to $418, compared with $421 for the prior period.
•
As of September 30, 2024, the Company had $307.0 million of unrestricted cash and marketable securities.

•
In October, CBL announced that it completed the repurchase of 500,000 shares of CBL stock for $12.525 million, in a privately negotiated block trade from a single shareholder. In addition, CBL completed the previously announced $25 million share repurchase program in September 2024. Through the program, 1,074,826 shares were repurchased in total at a weighted average share price of $23.539 per share.
•
CBL's Board of Directors declared a cash dividend of $0.40 per common share for the quarter ending December 31, 2024. The dividend equates to an annual dividend payment of $1.60 per common share.

"The overall environment for the shopping center industry remains positive," said CBL's chief executive officer, Stephen D. Lebovitz. "While same-center NOI declined 2% for the third quarter, we have achieved a 1% year-to-date increase, tracking near the high-end of our full-year guidance. Revenue on a same-center basis was relatively flat for the quarter with new tenant openings partially offsetting the impact of recent bankruptcy-related closures as well as a $1.1 million decline in percentage rents. We also experienced increased operating expense related to the timing of maintenance and repair projects and higher net utility and insurance expense.

"Leasing results remained strong in our portfolio. We signed over 880,000 square feet of leases during the third quarter with 9.5% increases for comparable new and renewal leases. We also added two new retailers to our portfolio, signing our first lease with popular western wear retailer Cavender's during the third quarter as well as our first two leases with Rowan, a fashionable jewelry and piercing store. We added four new leases with Miniso, which will bring them into a total of 24 CBL properties. During the quarter, portfolio occupancy decreased 150 basis points primarily from the 234,000-square-feet of store closures in the previous quarter related to the bankruptcies of Express and rue21 as well as additional closures of underperforming tenants. We have a solid pipeline of new leasing that we expect to offset this decrease over time.

"Tenant sales per square foot showed positive growth of 1.5% across the portfolio in the third quarter. The back-to-school season started earlier this year with promotions and high inventory levels driving traffic and sales beginning in July. Our teams are gearing up for an active holiday sales season with forecasts calling for sales growth despite the short timeframe between Thanksgiving and Christmas.

"In October, we further demonstrated our commitment to returning significant capital to shareholders with the repurchase of 500,000 CBL shares. We also completed our previously announced $25 million repurchase program, acquiring more than one million shares through the program. This is in addition to our fourth quarter dividend of $0.40 per share which we declared on October 14th. These meaningful investments underscore our confidence in CBL's value and its future.

"We also made progress strengthening our balance sheet. Including the Layton Hills sales this quarter, we have reduced our debt by more than $188 million from the prior year period. We proactively refinanced two partial recourse loans that were secured by one of our open-air centers in Florida. The new 10-year loan is fully non-recourse and bears a fixed interest rate of 5.86%, over 200 basis points in savings compared with the prior floating rate. We also successfully refinanced the maturing loan secured by The Outlet Shoppes of the Bluegrass with a new $66.0 million loan, extending the maturity through 2034. We are actively pursuing additional opportunities to further improve and de-risk our balance sheet and strengthen our overall financial position."

Same-center Net Operating Income (“NOI”)(1):

	Three Months Ended September 30,
	2024	2023
Total Revenues	$155,185	$155,611
Total Expenses	$(53,464)	$(51,842)
Total portfolio same-center NOI	$101,722	$103,769
Total same-center NOI percentage change	(2.0)%

Estimate for uncollectable revenues (recovery)	$1,603	$2,342

(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of above and below market leases.

Same-center NOI for the third quarter 2024 declined $2.0 million. Third quarter 2024 results were impacted by a $1.1 million decline in percentage rents. Operating expense was $1.6 million higher, primarily driven by the timing of maintenance and repair projects and higher utility and insurance expense, partially offset by increases in tenant recoveries. The estimate for uncollectible revenues positively impacted the quarter by approximately $0.7 million.

	Nine Months Ended September 30,
	2024	2023
Total Revenues	$468,362	$471,993
Total Expenses	$(153,506)	$(160,264)
Total portfolio same-center NOI	$314,856	$311,729
Total same-center NOI percentage change	1.0%

Estimate for uncollectable revenues (recovery)	$2,941	$3,046

Same-center NOI for the nine months ended September 30, 2024 increased $3.1 million. Results included real estate and other tax expense savings and improved operating expenses from lower third-party contract expense. Percentage rents for the nine months ended September 30, 2024, were $1.8 million lower. The estimate for uncollectible revenues favorably impacted the current nine-month period by $0.1 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of September 30,
	2024	2023
Total portfolio	89.3%	90.8%
Malls, lifestyle centers and outlet centers:
Total malls	86.4%	89.2%
Total lifestyle centers	91.2%	92.6%
Total outlet centers	91.6%	90.3%
Total same-center malls, lifestyle centers and outlet centers	87.4%	89.7%
All Other Properties:
Total open-air centers	95.4%	94.9%
Total other	88.0%	82.5%

(1)
Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended September 30,	Nine Months Ended September 30,
	2024	2024
All Property Types	9.5%	9.6%
Stabilized Malls, Lifestyle Centers and Outlet Centers	8.9%	9.3%
New leases	48.4%	60.5%
Renewal leases	3.3%	3.4%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less:

	Sales Per Square Foot for the Trailing Twelve Months Ended September 30,
	2024	2023	% Change
Malls, lifestyle centers and outlet centers same-center sales per square foot	$418	$421	(0.7)%

DIVIDEND

On November 7, 2024, CBL announced that its Board of Directors had approved an accelerated record and payment date for the cash dividend of $0.40 per common share for the quarter ending December 31, 2024, previously declared on October 14, 2024. The dividend, which equates to an annual dividend payment of $1.60 per share, is payable on December 11, 2024, to shareholders of record as of November 25, 2024.

FINANCING ACTIVITY

In November, CBL and its 50% joint venture partner took advantage of improved financing terms and closed on new non-recourse ten-year loans totaling $45.0 million, secured by Hammock Landing in West Melbourne, FL. The loans bear a fixed interest rate of 5.86% and replace two existing partially guaranteed loans totaling $44.5 million, which bore a floating interest rate (8.2% as of September 30, 2024). The loans had a maturity of February 2025, with one additional one-year extension option to February 2026.

In October, CBL and its joint venture partner closed on a new $66 million loan secured by The Outlet Shoppes of the Bluegrass. The new non-recourse loan bears a fixed interest rate of 6.84% and matures in October 2034. Proceeds were used to retire the $61.6 million existing loan that was set to mature in December 2024.

In August 2024, CBL and its 50% joint venture partner began discussion with the lender regarding a loan modification/extension of the $91.2 million in loans secured by Coastal Grand Mall and Coastal Grand Crossing in Myrtle Beach, NC.

In July 2024, CBL and its 50% joint venture partner closed on a new $14.5 million five-year loan secured by the Aloft Hotel at Hamilton Place in Chattanooga, TN. The loan bears a fixed interest rate of 7.2% and is non-recourse to CBL and replaced the existing $16.0 million loan that was set to mature in November 2024.

In May 2024, CBL transferred the title of Westgate Mall in Spartanburg, SC, to the mortgage holder in satisfaction of the $28.7 million non-recourse loan secured by the property.

In February 2024, CBL retired the $15.3 million recourse loan secured by Brookfield Square Anchor Redevelopment in Brookfield, WI.

CBL is cooperating with the foreclosure or conveyance of Alamance Crossing East in Burlington, NC, ($41.1 million).

STOCK REPURCHASE PROGRAM ACTIVITY

On October 10, 2024, CBL announced that it completed the repurchase of 500,000 shares of CBL stock for $12.525 million, in a privately negotiated block trade from a single shareholder. The block repurchase was completed separately from CBL’s existing stock repurchase program described below.

On August 10, 2023, CBL announced that its Board of Directors authorized a stock repurchase program for the Company to buy up to $25.0 million of its common stock. As of September 20, 2024, CBL had completed all repurchase activity under this program. A total of 1,074,826 shares were repurchased under the program at a weighted average share price of $23.259 per share.

DISPOSITIONS

On August 6, 2024, CBL closed on the sale of Layton Hills Mall in Layton, UT, for $37.125 million. The property served as collateral under CBL's non-recourse term loan. Net proceeds from the sale were used to reduce the term loan balance.

In September, CBL closed on the sale of Layton Hills Convenience Center, Layton Hills Plaza and nine related outparcels in Layton (Salt Lake City), UT, to an unaffiliated third party for $28.5 million, all cash. Layton Hills Convenience Center and Plaza served as collateral under CBL’s non-recourse term loan. The nine improved outparcels served as collateral under CBL’s non-recourse open-air and outparcel loan. Net proceeds from the sale were applied to the term loan principal balance and open-air and outparcel loan, as applicable.

In addition to the sale of Layton Hills Mall and adjacent properties, CBL completed the sale of two outparcels for $1.2 million during the third quarter. Year-to-date, CBL's disposition activity has generated approximately $74.2 million in gross proceeds at CBL's share.

DEVELOPMENT AND REDEVELOPMENT ACTIVITY

Detailed project information is available in CBL’s Financial Supplement for Q3 2024, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com

OUTLOOK AND GUIDANCE

Based on year-to-date results and Management's expectations, CBL is reiterating its full-year 2024 FFO, as adjusted, guidance. Per share amounts have been adjusted to reflect the impact of year-to-date share repurchase activity. Management anticipates same-center NOI for full-year 2024 in the range of (1.2)% to 1.4%. Guidance excludes the impact of any unannounced transactions.

	Low	High
2024 FFO, as adjusted (in millions)	$196.0	$210.0
2024 WA Share Count	30.9	30.9
2024 FFO, as adjusted, per share	$6.34	$6.80
2024 Same-Center NOI ("SC NOI") (in millions)	$425.0	$436.0
2024 change in same-center NOI	(1.2)%	1.4%

Reconciliation of GAAP Earnings Per Share to 2024 FFO, as Adjusted, Per Share:

	Low		High
Expected diluted earnings per common share	$0.59		$1.05
Depreciation and amortization	4.87		4.87
Dividends allocable to unvested restricted stock	0.03		0.03
Gain on depreciable property	(0.51)		(0.51)
Loss on impairment	0.02	-	0.02
Expected FFO, per diluted, fully converted common share	$5.00		$5.46
Debt discount accretion, net of noncontrolling interests' share	1.45		1.45
Loss on extinguishment of debt	0.03		0.03
Adjustment for unconsolidated affiliates with negative investment	(0.16)		(0.16)
Adjustment for litigation settlement	0.01		0.01
Non-cash default interest expense	0.01		0.01
Expected FFO, as adjusted, per diluted, fully converted common share	$6.34		$6.80

2024 Estimate of Capital Items (in millions):

	Low	High
2024 Estimated maintenance capital/tenant allowances	$40.0	$45.0
2024 Estimated development/redevelopment expenditures	10.0	15.0
2024 Estimated principal amortization (including est. term loan ECF)	75.0	85.0
Total Estimate	$125.0	$145.0

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 91 properties totaling more than 57.7 million square feet across 21 states, including 55 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income (loss) is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity. A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUES:
Rental revenues	$119,992	$124,783	$368,090	$379,949
Management, development and leasing fees	1,990	1,840	5,712	6,096
Other	3,107	2,728	10,069	9,532
Total revenues	125,089	129,351	383,871	395,577
EXPENSES:
Property operating	(23,336)	(22,621)	(67,903)	(68,742)
Depreciation and amortization	(32,326)	(45,118)	(109,030)	(148,129)
Real estate taxes	(13,271)	(13,794)	(35,568)	(43,063)
Maintenance and repairs	(8,890)	(8,487)	(28,007)	(30,002)
General and administrative	(15,402)	(14,398)	(50,647)	(49,783)
Loss on impairment	—	—	(836)	—
Litigation settlement	13	2,060	153	2,178
Other	(15)	—	(142)	(198)
Total expenses	(93,227)	(102,358)	(291,980)	(337,739)
OTHER INCOME (EXPENSES):
Interest and other income	4,023	3,628	12,109	9,260
Interest expense	(38,849)	(42,891)	(118,068)	(130,588)
Loss on extinguishment of debt	(819)	—	(819)	—
Gain on deconsolidation	—	19,728	—	47,879
Gain on sales of real estate assets	12,816	3,414	16,487	4,896
Income tax provision	(364)	(1,263)	(856)	(1,381)
Equity in earnings of unconsolidated affiliates	7,084	3,266	18,826	2,822
Total other expenses	(16,109)	(14,118)	(72,321)	(67,112)
Net income (loss)	15,753	12,875	19,570	(9,274)
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(1)	6	(1)	6
Other consolidated subsidiaries	446	381	1,423	4,001
Net income (loss) attributable to the Company	16,198	13,262	20,992	(5,267)
Earnings allocable to unvested restricted stock	(333)	(305)	(852)	(837)
Net income (loss) attributable to common shareholders	$15,865	$12,957	$20,140	$(6,104)
Basic and diluted per share data attributable to common shareholders:
Basic earnings per share	$0.52	$0.41	$0.65	$(0.19)
Diluted earnings per share	0.52	0.41	0.65	(0.19)
Weighted-average basic shares	30,756	31,305	31,149	31,307
Weighted-average diluted shares	30,756	31,305	31,151	31,307

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss) attributable to common shareholders	$15,865	$12,957	$20,140	$(6,104)
Noncontrolling interest in income (loss) of Operating Partnership	1	(6)	1	(6)
Earnings allocable to unvested restricted stock	333	305	852	837
Depreciation and amortization expense of:
Consolidated properties	32,326	45,118	109,030	148,129
Unconsolidated affiliates	3,534	4,192	11,996	13,263
Non-real estate assets	(256)	(221)	(769)	(673)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(438)	(562)	(1,470)	(1,935)
Loss on impairment, net of taxes	—	—	619	—
Gain on depreciable property	(11,930)	—	(15,651)	—
FFO allocable to Operating Partnership common unitholders	39,435	61,783	124,748	153,511
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share (1)	11,085	14,689	34,602	47,879
Adjustment for unconsolidated affiliates with negative investment (2)	(4,099)	(3,659)	(11,468)	(1,180)
Litigation settlement (3)	(13)	(2,060)	(153)	(2,178)
Non-cash default interest expense (4)	232	191	232	972
Gain on deconsolidation (5)	—	(19,728)	—	(47,879)
Loss on extinguishment of debt (6)	819	—	819	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$47,459	$51,216	$148,780	$151,125
FFO per diluted share	$1.28	$1.93	$4.00	$4.79
FFO, as adjusted, per diluted share	$1.54	$1.60	$4.78	$4.72
Weighted-average common and potential dilutive common units outstanding	30,761	32,054	31,154	32,018
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.
(3)
Represents a credit to litigation settlement expense, in each respective period, related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(4)
The three and nine months ended September 30, 2024 and 2023 includes default interest on loans past their maturity dates.
(5)
For the three and nine months ended September 30, 2023, the Company deconsolidated WestGate Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. For the nine months ended September 30, 2023, the Company deconsolidated Alamance Crossing East due to a loss of control when the property was placed into receivership in connection with the foreclosure process.
(6)
During the three months ended September 30, 2024, the Company made a partial paydown on the open-air centers and outparcels loan and recognized loss on extinguishment of debt related to a prepayment fee.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Diluted EPS attributable to common shareholders	$0.52	$0.41	$0.65	$(0.19)
Add amounts per share included in FFO:
Unvested restricted stock	0.01	0.02	0.02	0.02
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	1.14	1.50	3.81	4.96
Loss on impairment, net of taxes	—	—	0.02	—
Gain on depreciable property	(0.39)	—	(0.50)	—
FFO per diluted share	$1.28	$1.93	$4.00	$4.79

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$524	$127	$2,213	$2,081

Straight-line rental income adjustment	$475	$2,053	$170	$5,408

Gain on outparcel sales, net of taxes	$744	$3,073	$694	$5,378

Net amortization of acquired above- and below-market leases	$(4,306)	$(4,665)	$(10,482)	$(15,110)

Income tax provision	$(364)	$(1,263)	$(856)	$(1,381)

Abandoned projects expense	$(15)	$—	$(142)	$(17)

Interest capitalized	$155	$125	$428	$342

Estimate of uncollectable revenues	$(2,035)	$(2,692)	$(4,826)	$(4,194)

			As of September 30,
			2024	2023
Straight-line rent receivable			$23,549	$21,205

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$15,753	$12,875	$19,570	$(9,274)
Adjustments:
Depreciation and amortization	32,326	45,118	109,030	148,129
Depreciation and amortization from unconsolidated affiliates	3,534	4,192	11,996	13,263
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(438)	(562)	(1,470)	(1,935)
Interest expense	38,849	42,891	118,068	130,588
Interest expense from unconsolidated affiliates	16,683	18,058	51,038	54,114
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,070)	(1,106)	(3,196)	(5,067)
Abandoned projects expense	15	—	142	17
Gain on sales of real estate assets, net of taxes and noncontrolling interests' share	(12,816)	(3,073)	(16,487)	(4,610)
Gain on sales of real estate assets of unconsolidated affiliates	—	—	—	(768)
Adjustment for unconsolidated affiliates with negative investment	(4,099)	(3,659)	(11,468)	(1,180)
Loss on extinguishment of debt	819	—	819	—
Gain on deconsolidation	—	(19,728)	—	(47,879)
Loss on impairment	—	—	836	—
Litigation settlement	(13)	(2,060)	(153)	(2,178)
Income tax provision	364	1,263	856	1,381
Lease termination fees	(524)	(127)	(2,213)	(2,081)
Straight-line rent and above- and below-market lease amortization	3,831	2,612	10,312	9,702
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	446	381	1,423	4,001
General and administrative expenses	15,402	14,398	50,647	49,783
Management fees and non-property level revenues	(6,080)	(4,709)	(19,070)	(14,727)
Operating Partnership's share of property NOI	102,982	106,764	320,680	321,279
Non-comparable NOI	(1,260)	(2,995)	(5,824)	(9,550)
Total same-center NOI (1)	$101,722	$103,769	$314,856	$311,729
Total same-center NOI percentage change	(2.0)%		1.0%
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of September 30, 2024, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending September 30, 2024. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Malls	$68,466	$71,069	$212,659	$213,860
Outlet centers	5,351	5,125	16,275	15,539
Lifestyle centers	8,613	8,964	26,900	26,723
Open-air centers	13,826	13,562	42,635	40,367
Outparcels and other	5,466	5,049	16,387	15,240
Total same-center NOI	$101,722	$103,769	$314,856	$311,729
Percentage Change:
Malls	(3.7)%		(0.6)%
Outlet centers	4.4%		4.7%
Lifestyle centers	(3.9)%		0.7%
Open-air centers	1.9%		5.6%
Outparcels and other	8.3%		7.5%
Total same-center NOI	(2.0)%		1.0%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of September 30, 2024
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt	$879,488	$933,374	$1,812,862	$(9,644)	$(28,099)	$1,775,119
Noncontrolling interests' share of consolidated debt	(24,513)	(11,508)	(36,021)	201	2,278	(33,542)
Company's share of unconsolidated affiliates' debt	619,112	49,437	668,549	(2,277)	—	666,272
Other debt (2)	41,122	—	41,122	—	—	41,122
Company's share of consolidated, unconsolidated and other debt	$1,515,209	$971,303	$2,486,512	$(11,720)	$(25,821)	$2,448,971
Weighted-average interest rate	5.27%	8.30%	6.45%

	As of September 30, 2023
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt	$925,963	$1,036,975	$1,962,938	$(14,264)	$(48,201)	$1,900,473
Noncontrolling interests' share of consolidated debt	(25,122)	(13,072)	(38,194)	274	4,192	(33,728)
Company's share of unconsolidated affiliates' debt	618,477	62,256	680,733	(3,185)	—	677,548
Other debt (2)	69,783	—	69,783	—	—	69,783
Company's share of consolidated, unconsolidated and other debt	$1,589,101	$1,086,159	$2,675,260	$(17,175)	$(44,009)	$2,614,076
Weighted-average interest rate	5.18%	8.40%	6.49%
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the outstanding loan balance for Alamance Crossing East, which was deconsolidated due to a loss of control when the property was placed into receivership in connection with the foreclosure process. Additionally, WestGate Mall was deconsolidated in September 2023 when the property was placed into receivership in connection with the foreclosure process, which was completed in May 2024.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	September 30,	December 31,
	2024	2023
ASSETS
Real estate assets:
Land	$563,426	$585,191
Buildings and improvements	1,195,757	1,216,054
	1,759,183	1,801,245
Accumulated depreciation	(277,484)	(228,034)
	1,481,699	1,573,211
Developments in progress	8,816	8,900
Net investment in real estate assets	1,490,515	1,582,111
Cash and cash equivalents	65,113	34,188
Restricted cash	76,355	88,888
Available-for-sale securities - at fair value (amortized cost of $241,289 and $261,869 as of September 30, 2024 and December 31, 2023, respectively)	241,930	262,142
Receivables:
Tenant	39,846	43,436
Other	2,231	2,752
Investments in unconsolidated affiliates	83,701	76,458
In-place leases, net	114,099	157,639
Intangible lease assets and other assets	133,826	158,291
	$2,247,616	$2,405,905
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$1,775,119	$1,888,803
Accounts payable and accrued liabilities	174,402	186,485
Total liabilities	1,949,521	2,075,288
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 31,249,272 and 31,975,645 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively (in each case, excluding 34 treasury shares)	31	32
Additional paid-in capital	705,181	719,125
Accumulated other comprehensive income	645	610
Accumulated deficit	(397,511)	(380,446)
Total shareholders' equity	308,346	339,321
Noncontrolling interests	(10,251)	(8,704)
Total equity	298,095	330,617
	$2,247,616	$2,405,905

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	September 30, 2024	December 31, 2023
ASSETS:
Investment in real estate assets	$2,013,433	$2,010,269
Accumulated depreciation	(927,826)	(886,712)
	1,085,607	1,123,557
Developments in progress	33,341	17,261
Net investment in real estate assets	1,118,948	1,140,818
Other assets	200,171	200,289
Total assets	$1,319,119	$1,341,107
LIABILITIES:
Mortgage and other indebtedness, net	$1,319,066	$1,368,031
Other liabilities	50,370	45,577
Total liabilities	1,369,436	1,413,608
OWNERS' EQUITY (DEFICIT):
The Company	11,756	12,290
Other investors	(62,073)	(84,791)
Total owners' deficit	(50,317)	(72,501)
Total liabilities and owners’ deficit	$1,319,119	$1,341,107

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total revenues	$63,450	$62,354	$191,322	$185,830
Depreciation and amortization	(17,133)	(17,181)	(54,220)	(51,433)
Operating expenses	(21,259)	(20,904)	(62,891)	(59,695)
Interest and other income	688	504	2,037	1,651
Interest expense	(18,168)	(17,611)	(54,830)	(50,455)
Gain on extinguishment of debt	—	—	20,752	—
Gain on sales of real estate assets	—	—	—	1,537
Net income	$7,578	$7,162	$42,170	$27,435

	Company's Share for the Period		Company's Share for the Period
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total revenues	$33,802	$32,142	$100,743	$98,225
Depreciation and amortization	(8,511)	(10,581)	(28,898)	(34,149)
Operating expenses	(11,009)	(10,605)	(31,604)	(31,100)
Interest and other income	409	320	1,253	1,126
Interest expense	(16,683)	(18,058)	(51,038)	(54,114)
Negative investment adjustment	9,076	10,048	28,370	22,066
Gain on sales of real estate assets	—	—	—	768
Net income	$7,084	$3,266	$18,826	$2,822

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, gains on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, losses on extinguishment of debt, abandoned projects expense, adjustments related to unconsolidated affiliates and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income (loss), cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$15,753	$12,875	$19,570	$(9,274)
Depreciation and amortization	32,326	45,118	109,030	148,129
Depreciation and amortization from unconsolidated affiliates	3,534	4,192	11,996	13,263
Interest expense	38,849	42,891	118,068	130,588
Interest expense from unconsolidated affiliates	16,683	18,058	51,038	54,114
Income taxes	364	1,304	856	1,485
Loss on impairment	—	—	836	—
Gain on depreciable property	(11,930)	—	(15,651)	—
Gain on deconsolidation	—	(19,728)	—	(47,879)
EBITDAre (1)	95,579	104,710	295,743	290,426
Loss on extinguishment of debt	819	—	819	—
Litigation settlement	(13)	(2,060)	(153)	(2,178)
Abandoned projects expense	15	—	142	17
Adjustment for unconsolidated affiliates with negative investment	(4,099)	(3,659)	(11,468)	(1,180)
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	446	381	1,423	4,001
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(438)	(562)	(1,470)	(1,935)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,070)	(1,106)	(3,196)	(5,067)
Company's share of Adjusted EBITDAre	$91,239	$97,704	$281,840	$284,084
(1)
Includes $886 and $3,073 for the three months ended September 30, 2024 and 2023, respectively, related to sales of non-depreciable real estate assets. Includes $836 and $5,369 for the nine months ended September 30, 2024 and 2023, respectively, related to sales of non-depreciable real estate assets.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023

Interest Expense:
Interest expense	$38,849		$42,891		$118,068		$130,588
Interest expense from unconsolidated affiliates	16,683		18,058		51,038		54,114
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share	(11,085)		(14,689)		(34,602)		(47,879)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries, excluding noncontrolling interests' share of debt discount accretion	(593)		(619)		(1,768)		(1,811)
Company's share of interest expense	$43,854		$45,641		$132,736		$135,012
Ratio of Adjusted EBITDAre to Interest Expense	2.1	x	2.1	x	2.1	x	2.1	x

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Company's share of Adjusted EBITDAre	$91,239	$97,704	$281,840	$284,084
Interest expense	(38,849)	(42,891)	(118,068)	(130,588)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,070	1,106	3,196	5,067
Income taxes	(364)	(1,304)	(856)	(1,485)
Net amortization of deferred financing costs, discounts on available-for-sale securities and debt discounts	2,703	4,479	7,666	19,809
Net amortization of intangible lease assets and liabilities	4,341	5,042	10,489	15,757
Depreciation and interest expense from unconsolidated affiliates	(20,217)	(22,250)	(63,034)	(67,377)
Adjustment for unconsolidated affiliates with negative investment	4,099	3,659	11,468	1,180
Litigation settlement	13	2,060	153	2,178
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	438	562	1,470	1,935
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(446)	(381)	(1,423)	(4,001)
Gain on outparcel sales	(886)	(3,414)	(836)	(4,896)
Gain on insurance proceeds	—	46	—	(3)
Equity in earnings of unconsolidated affiliates	(7,084)	(3,266)	(18,826)	(2,822)
Distributions of earnings from unconsolidated affiliates	6,415	3,183	16,149	9,733
Share-based compensation expense	3,839	3,245	11,083	9,704
Change in estimate of uncollectable revenues	1,598	2,419	3,942	3,870
Change in deferred tax assets	(1,315)	(809)	(1,102)	(1,648)
Changes in operating assets and liabilities	14,465	729	12,712	(6,342)
Cash flows provided by operating activities	$61,059	$49,919	$156,023	$134,155

Components of Consolidated Rental Revenues

The Company believes the following summary is useful to users of its consolidated financial statements because it provides more detail regarding the components of rental revenues in the consolidated financial statements and trends in these components for the periods shown.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Minimum rents	$91,300	$95,807	$279,417	$284,737
Percentage rents	2,215	3,071	7,753	9,518
Other rents	1,429	1,755	5,076	5,205
Tenant reimbursements	27,036	26,741	79,635	84,012
Estimate of uncollectable amounts	(1,988)	(2,591)	(3,791)	(3,523)
Total rental revenues	$119,992	$124,783	$368,090	$379,949

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of September 30, 2024 (1)	Balance
						Fixed	Variable
Operating Properties:
Fayette Mall	Lexington, KY	May-25	May-26	4.25%	$112,870	$112,870	$—
Cross Creek Mall	Fayetteville, NC	Jun-25		8.19%	87,579	87,579	—
The Outlet Shoppes at Laredo	Laredo, TX	Jun-25		8.70%	32,880	—	32,880
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Oct-25		4.80%	19,996	19,996	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-26		5.85%	54,489	54,489	—
Northwoods Mall	North Charleston, SC	Apr-26		5.08%	51,698	51,698	—
Arbor Place	Atlanta (Douglasville), GA	May-26		5.10%	90,676	90,676	—
Volusia Mall	Daytona Beach, FL	May-26		4.56%	35,310	35,310	—
Hamilton Place	Chattanooga, TN	Jun-26		4.36%	89,820	89,820	—
Jefferson Mall	Louisville, KY	Jun-26		4.75%	51,853	51,853	—
Southpark Mall	Colonial Heights, VA	Jun-26		4.85%	50,166	50,166	—
Open-air centers and outparcels loan (2)		Jun-27	Jun-29	8.13%	340,062	170,031	170,031
Hamilton Place open-air centers loan		Jun-32		5.85%	65,000	65,000	—
Total Loans On Operating Properties					1,082,399	879,488	202,911
Weighted-average interest rate					6.29%	5.62%	9.20%

Corporate Debt:
Secured term loan		Nov-25	Nov-26/Nov-27	8.07%	730,463	—	730,463

Total Consolidated Debt					$1,812,862	$879,488	$933,374
Weighted-average interest rate					7.01%	5.62%	8.31%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Coastal Grand Mall (3)	Myrtle Beach, SC	Aug-24		4.09%	$47,369	$47,369	$—
Coastal Grand Mall Outparcel (3)	Myrtle Beach, SC	Aug-24		4.09%	2,286	2,286	—
Coastal Grand Mall - Dick's Sporting Goods (4)	Myrtle Beach, SC	Nov-24		5.05%	3,335	3,335	—
The Outlet Shoppes of the Bluegrass (5)	Simpsonville, KY	Dec-24		4.05%	40,069	40,069	—
West County Center	Des Peres, MO	Dec-24	Dec-26	3.40%	74,460	74,460	—
Hammock Landing - Phase I (6)	West Melbourne, FL	Feb-25	Feb-26	8.20%	16,993	—	16,993
Hammock Landing - Phase II (6)	West Melbourne, FL	Feb-25	Feb-26	8.20%	5,242	—	5,242
The Pavilion at Port Orange	Port Orange, FL	Feb-25	Feb-26	8.20%	22,586	—	22,586
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-25		3.00%	4,361	4,361	—
York Town Center	York, PA	Mar-25		4.75%	14,615	14,615	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	126,441	126,441	—
Northgate Mall Developments (7)	Chattanooga, TN	Nov-25		7.75%	2,393	—	2,393
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	36,536	36,536	—
Mayfaire Town Center Aloft Hotel	Wilmington, NC	Jan-28		8.45%	2,223	—	2,223
CoolSprings Galleria	Nashville, TN	May-28		4.84%	68,989	68,989	—
Friendly Center	Greensboro, NC	May-28		6.44%	72,705	72,705	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	33,845	33,845	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	26,190	26,190	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Jun-29		7.20%	7,210	7,210	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	1,700	1,700	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	19,336	19,336	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	39,665	39,665	—
					668,549	619,112	49,437

Plus Other Debt:
Alamance Crossing (8)	Burlington, NC	Jul-21		5.83%	41,122	41,122	—

Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at Laredo (35%)	Laredo, TX	Jun-25		8.70%	(11,508)	—	(11,508)
The Outlet Shoppes at Gettysburg (50%)	Gettysburg, PA	Oct-25		4.80%	(9,998)	(9,998)	—
Hamilton Place (10%)	Chattanooga, TN	Jun-26		4.36%	(8,982)	(8,982)	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of September 30, 2024 (1)	Balance
						Fixed	Variable
Hamilton Place open-air centers loan (8% - 10%)		Jun-32		5.85%	(5,533)	(5,533)	—
					(36,021)	(24,513)	(11,508)

Company's Share Of Consolidated, Unconsolidated and Other Debt (9)					$2,486,512	$1,515,209	$971,303
Weighted-average interest rate					6.45%	5.27%	8.30%

Total Debt of Unconsolidated Affiliates:
Coastal Grand Mall (3)	Myrtle Beach, SC	Aug-24		4.09%	$94,737	$94,737	$—
Coastal Grand Mall Outparcel (3)	Myrtle Beach, SC	Aug-24		4.09%	4,571	4,571	—
Coastal Grand Mall - Dick's Sporting Goods (4)	Myrtle Beach, SC	Nov-24		5.05%	6,670	6,670	—
The Outlet Shoppes of the Bluegrass (5)	Simpsonville, KY	Dec-24		4.05%	61,645	61,645	—
West County Center	Des Peres, MO	Dec-24	Dec-26	3.40%	148,920	148,920	—
Hammock Landing - Phase I (6)	West Melbourne, FL	Feb-25	Feb-26	8.20%	33,985	—	33,985
Hammock Landing - Phase II (6)	West Melbourne, FL	Feb-25	Feb-26	8.20%	10,483	—	10,483
The Pavilion at Port Orange	Port Orange, FL	Feb-25	Feb-26	8.20%	45,173	—	45,173
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-25		3.00%	4,361	4,361	—
York Town Center	York, PA	Mar-25		4.75%	29,230	29,230	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	252,881	252,881	—
Northgate Mall Developments (7)	Chattanooga, TN	Nov-25		7.75%	4,787	—	4,787
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	56,210	56,210	—
Mayfaire Town Center Aloft Hotel	Wilmington, NC	Jan-28		8.45%	4,538	—	4,538
CoolSprings Galleria	Nashville, TN	May-28		4.84%	137,978	137,978	—
Friendly Center	Greensboro, NC	May-28		6.44%	145,410	145,410	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	67,690	67,690	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	40,293	40,293	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Jun-29		7.20%	14,420	14,420	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	6,800	6,800	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	38,672	38,672	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	79,330	79,330	—
					$1,288,784	$1,189,818	$98,966
Weighted-average interest rate					5.02%	4.76%	8.19%
(1)
See page 11 for debt discounts and unamortized deferred financing costs.
(2)
The interest rate is a fixed 6.95% for half of the outstanding loan balance, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%. The Operating Partnership has an interest rate swap on a notional amount of $32,000 related to the variable portion of the loan to effectively fix the interest rate at 7.3975%.
(3)
The loan is in maturity default. The Company is in discussions with the lender regarding a loan modification/extension.
(4)
Subsequent to September 30, 2024, the loan entered maturity default. The Company is in discussions with the lender regarding a loan modification/extension.
(5)
Subsequent to September 30, 2024, the Company and its joint venture partner entered into a new $66,000 non-recourse loan secured by The Outlet Shoppes of the Bluegrass. Proceeds from the new loan were used to pay off the existing $61,480 loan secured by the property. The new loan has a ten-year term and bears a fixed interest rate of 6.84%.
(6)
Subsequent to September 30, 2024, the Company and its joint venture partner entered into new non-recourse loans secured by Hammock Landing, which total $45,000. Proceeds from the new loans were used to pay off the existing variable rate loans secured by the property, which totaled $44,243. The new loans have a ten-year term and bear a fixed interest rate of 5.86%.
(7)
Subsequent to September 30, 2024, one of the two loans secured by Northgate Mall Developments was paid off using proceeds from the sale of the parcel securing that loan. The payoff amounted to $3,062.
(8)
The loan is in default and the property was placed into receivership. The Company anticipates returning the property to the lender.
(9)
As of September 30, 2024, CBL owns interests in 12 assets (9 malls, 2 outlet centers and an open-air center) with a pro rata share debt balance of $616,118 which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements. Of this amount, $582,462 of pro rata debt relates to malls, $31,370 relates to outlet centers and $2,286 relates to open-air centers. These loans are non-recourse to CBL. The restricted cash can only be used to pay the respective property’s real estate and insurance costs, debt service, operating expenses, and fund escrow accounts for capital expenditures and tenant allowances. Additionally, CBL receives management fees from the property cash flows. For the nine months ended September 30, 2024, CBL’s pro rata share of NOI was $314,856, of which NOI from cash trapped properties made up $49,843, with $46,627 relating to malls, $2,936 relating to outlet centers and $280 relating to an open-air center. For the nine months ended September 30, 2023, CBL’s pro rata share of NOI was $311,729, of which NOI from cash trapped properties made up $52,689, with $49,959 relating to malls, $2,445 relating to outlet centers and $285 relating to an open-air center.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.65%	5.83%
2024	—	93,059	—	—	93,059	3.74%	4.10%
2025	140,455	147,810	—	(21,506)	266,759	10.73%	5.83%
2026	536,882	155,817	—	(8,982)	683,717	27.49%	4.80%
2027	730,463	—	—	—	730,463	29.38%	8.07%
2028	—	177,762	—	—	177,762	7.15%	5.59%
2029	340,062	33,400	—	—	373,462	15.02%	7.84%
2030	—	1,700	—	—	1,700	0.07%	6.11%
2032	65,000	19,336	—	(5,533)	78,803	3.17%	5.74%
2033	—	39,665	—	—	39,665	1.60%	7.85%
Face Amount of Debt	$1,812,862	$668,549	$41,122	$(36,021)	$2,486,512	100.00%	6.45%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.65%	5.83%
2024	—	167,519	—	—	167,519	6.74%	3.79%
2025	983,788	192,631	—	(21,506)	1,154,913	46.45%	7.18%
2026	424,012	36,536	—	(8,982)	451,566	18.16%	4.83%
2027	340,062	—	—	—	340,062	13.68%	8.13%
2028	—	177,762	—	—	177,762	7.15%	5.59%
2029	—	33,400	—	—	33,400	1.33%	4.97%
2030	—	1,700	—	—	1,700	0.07%	6.11%
2032	65,000	19,336	—	(5,533)	78,803	3.17%	5.74%
2033	—	39,665	—	—	39,665	1.60%	7.85%
Face Amount of Debt	$1,812,862	$668,549	$41,122	$(36,021)	$2,486,512	100.00%	6.45%
(1)
During the year ended December 31, 2023, the Company deconsolidated Alamance Crossing East due to a loss of control when the property was placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by property type and by categories based on the debt supported. The property types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed regional or super-regional shopping centers, generally anchored by two or more anchors or junior anchors and a wide variety of in-line stores.

Lifestyle Centers: The Lifestyle Centers are large regional or super-regional open-air centers, generally anchored by two or more anchors or junior anchors and a wide variety of stores that are often similar to the tenancy of Mall stores.

Outlet Centers: The Outlet Centers are open-air centers that are anchored by one or more large discount or off-price stores as well as a selection of brand name discount or off-price stores.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services or convenience offerings. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease.

Other: Other includes other non-retail property types such as office, hotels or vacant land.

The information provided in the tables below, including historic operational and financial information, is for properties owned as of September 30, 2024, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to September 30, 2024, were assumed to have been acquired or disposed for all periods presented.

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Imperial Valley Mall	El Centro, CA
Kirkwood Mall	Bismarck, ND
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$373	$377	88.4%	91.6%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$390	$386	91.8%	92.2%

Open-Air Centers:
Westmoreland Crossing	Greensburg, PA	N/A	N/A	100.0%	96.5%

Outparcels and Other		N/A	N/A	91.6%	91.6%

Total Term Loan Assets (HoldCo I)		$376	$378	89.6%	92.0%

CONSOLIDATED UNENCUMBERED
Malls:
Brookfield Square	Brookfield, WI
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Laurel Park Place	Livonia, MI
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Monroeville Mall	Pittsburgh, PA
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$310	$317	78.1%	82.4%

Open-Air Centers:
Annex at Monroeville	Pittsburgh, PA
The Promenade	D'Iberville, MS
Total Open-Air Centers		N/A	N/A	97.9%	100.0%

Outparcels and Other		N/A	N/A	85.4%	78.9%

Total Consolidated Unencumbered		$310	$317	81.1%	84.5%

JOINT VENTURE ASSETS
Malls:
Coastal Grand Mall	Myrtle Beach, SC
CoolSprings Galleria	Nashville, TN
Governor's Square	Clarksville, TN

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Kentucky Oaks Mall	Paducah, KY
Oak Park Mall	Overland Park, KS
West County Center	Des Peres, MO
Total Malls		$548	$545	90.9%	90.5%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$475	$497	94.2%	94.4%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$593	$593	89.7%	92.6%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	94.4%	91.7%

Total Joint Venture Assets		$530	$536	92.7%	91.9%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Parkdale Mall	Beaumont, TX
Southpark Mall	Colonial Heights, VA
Volusia Mall	Daytona Beach, FL
Total Malls		$416	$425	90.9%	93.9%

Outlet Centers:
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
Total Outlet Centers		$291	$278	86.1%	81.6%

Lifestyle Centers:
Alamance Crossing West	Burlington, NC	N/A	N/A	100.0%	100.0%

Open-Air Centers:
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	94.6%	96.5%

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Outparcels		N/A	N/A	97.8%	96.2%

Total Consolidated Encumbered Assets		$397	$403	92.0%	93.6%

Total Same-Center Portfolio		$418	$421	89.3%	90.7%

EXCLUDED PROPERTIES
Alamance Crossing East	Burlington, NC
Harford Mall	Bel Air, MD
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)
Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.
(2)
Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Nine Months Ended September 30, 2024 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I) (2)
Malls	$76,091	$(7,654)	$-	$68,437	$-	$-	$-	$68,437
Lifestyle Centers	16,460	(1,331)	-	15,129	-	-	-	15,129
Open-Air Centers	2,055	(88)	-	1,967	-	-	-	1,967
Outparcels	202	(148)	-	54	-	-	-	54
Other	872	(25)	-	847	-	-	-	847
Term Loan Debt Service	-	-	-	-	(48,974)	299	(23,451)	(72,126)
Total Term Loan Assets (HoldCo I)	95,680	(9,246)	-	86,434	(48,974)	299	(23,451)	14,308

CONSOLIDATED UNENCUMBERED
Malls (3)	40,409	(4,939)	-	35,470	(136)	-	(15,340)	19,994
Outlet Centers	(20)	-	-	(20)	-	-	-	(20)
Open-Air Centers	6,936	(14)	-	6,922	-	-	-	6,922
Outparcels	166	-	-	166	-	-	-	166
Other	1,666	(580)	-	1,086	-	-	-	1,086
Total Consolidated Unencumbered	49,157	(5,533)	-	43,624	(136)	-	(15,340)	28,148

JOINT VENTURE ASSETS
Malls	31,041	(5,296)	-	25,745	(10,563)	700	(6,167)	9,715
Outlet Centers	13,359	(1,001)	-	12,358	(5,010)	107	(1,471)	5,984
Lifestyle Centers	8,941	(1,830)	-	7,111	(3,705)	124	(668)	2,862
Open-Air Centers	14,741	(383)	-	14,358	(9,415)	249	(5,553)	(361)
Other	508	(22)	-	486	(479)	-	(875)	(868)
Total Joint Venture Assets	68,590	(8,532)	-	60,058	(29,172)	1,180	(14,734)	17,332

CONSOLIDATED ENCUMBERED ASSETS
Malls	65,118	(9,620)	(228)	55,270	(39,467)	12,836	(26,284)	2,355
Outlet Centers	2,937	(449)	-	2,488	(2,847)	1,032	(910)	(237)
Lifestyle Centers	1,499	-	-	1,499	(1,212)	85	-	372
Open-Air Centers	18,902	(947)	-	17,955	(11,744)	706	-	6,917
Outparcels	12,973	(475)	-	12,498	(10,527)	734	-	2,705
Total Consolidated Encumbered Assets	101,429	(11,491)	(228)	89,710	(65,797)	15,393	(27,194)	12,112

Total Same-Center	$314,856	$(34,802)	$(228)	$279,826	$(144,079)	$16,872	$(80,719)	$71,900
(1)
Non-cash interest expense consists of the accretion of debt discounts, amortization of deferred financing costs and default interest.
(2)
During the three months ended September 30, 2024, the Company sold Layton Hills Mall, Layton Hills Convenience Center, Layton Hills Plaza and all associated outparcels. During the nine months ended September 30, 2024, this resulted in $4,824 being excluded from same-center NOI.
(3)
In February 2024, the loan secured by Brookfield Square Anchor Redevelopment was paid off.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Nine Months Ended September 30, 2023 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I) (2)
Malls	$76,092	$(5,705)	$(1,193)	$69,194	$-	$-	$-	$69,194
Lifestyle Centers	16,334	(1,965)	-	14,369	-	-	-	14,369
Open-Air Centers	1,993	(15)	-	1,978	-	-	-	1,978
Outparcels	225	-	-	225	-	-	-	225
Other	643	-	-	643	-	-	-	643
Term Loan Debt Service	-	-	-	-	(48,027)	299	(26,807)	(74,535)
Total Term Loan Assets (HoldCo I)	95,287	(7,685)	(1,193)	86,409	(48,027)	299	(26,807)	11,874

CONSOLIDATED UNENCUMBERED
Malls (3)	39,015	(4,698)	-	34,317	(1,087)	26	(675)	32,581
Outlet Centers	(21)	-	-	(21)	-	-	-	(21)
Open-Air Centers	6,143	(297)	-	5,846	-	-	-	5,846
Outparcels	226	(14)	-	212	-	-	-	212
Other	1,378	(1,117)	-	261	-	-	-	261
Total Consolidated Unencumbered	46,741	(6,126)	-	40,615	(1,087)	26	(675)	38,879

JOINT VENTURE ASSETS
Malls	30,688	(3,148)	-	27,540	(10,522)	397	(8,432)	8,983
Outlet Centers	13,115	(958)	-	12,157	(4,209)	140	(2,233)	5,855
Lifestyle Centers	8,948	(1,194)	-	7,754	(3,120)	93	(690)	4,037
Open-Air Centers	14,245	(820)	(1,670)	11,755	(9,393)	238	(4,834)	(2,234)
Other	461	(16)	-	445	(462)	-	(135)	(152)
Total Joint Venture Assets	67,457	(6,136)	(1,670)	59,651	(27,706)	868	(16,324)	16,489

CONSOLIDATED ENCUMBERED ASSETS
Malls	68,065	(6,398)	(994)	60,673	(44,374)	17,896	(26,337)	7,858
Outlet Centers	2,445	(224)	-	2,221	(6,267)	4,375	(708)	(379)
Lifestyle Centers	1,440	-	-	1,440	(1,187)	85	(60)	278
Open-Air Centers	17,987	(1,770)	(127)	16,090	(11,557)	707	(450)	4,790
Outparcels	12,307	(289)	(1,692)	10,326	(10,310)	735	(523)	228
Total Consolidated Encumbered Assets	102,244	(8,681)	(2,813)	90,750	(73,695)	23,798	(28,078)	12,775

Total Same-Center	$311,729	$(28,628)	$(5,676)	$277,425	$(150,515)	$24,991	$(71,884)	$80,017
(1)
Non-cash interest expense consists of the accretion of debt discounts and amortization of deferred financing costs.
(2)
During the three months ended September 30, 2024, the Company sold Layton Hills Mall, Layton Hills Convenience Center, Layton Hills Plaza and all associated outparcels. During the nine months ended September 30, 2023, this resulted in $5,694 being excluded from same-center NOI.
(3)
In February 2024, the loan secured by Brookfield Square Anchor Redevelopment was paid off.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	September 30, 2024	December 31, 2023
ASSETS
Real estate assets:
Land	$159,318	$174,157
Buildings and improvements	393,907	411,064
	553,225	585,221
Accumulated depreciation	(101,556)	(85,464)
	451,669	499,757
Developments in progress	1,012	571
Net investment in real estate assets	452,681	500,328
Cash	21,397	35,741
Receivables:
Tenant	20,214	16,464
Other	358	5,608
In-place leases, net	37,032	53,273
Above market leases, net	26,698	37,841
Other assets	7,361	6,344
	$565,741	$655,599
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$730,130	$799,282
Below market leases, net	17,023	24,358
Accounts payable and accrued liabilities	37,899	38,621
Total liabilities	785,052	862,261
Owner's deficit	(219,311)	(206,662)
	$565,741	$655,599

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Rental revenues	$46,373	$49,520	$143,263	$148,625
Other	1,271	823	4,084	3,315
Total revenues	47,644	50,343	147,347	151,940
Expenses:
Property operating	(8,956)	(8,195)	(26,193)	(25,413)
Depreciation and amortization	(11,718)	(17,462)	(38,862)	(56,648)
Real estate taxes	(4,700)	(4,537)	(14,010)	(14,653)
Maintenance and repairs	(3,693)	(3,379)	(11,545)	(11,997)
Management fees	(2,250)	(2,250)	(6,750)	(6,750)
Total expenses	(31,317)	(35,823)	(97,360)	(115,461)
Other income (expenses):
Other income	237	6	662	215
Interest expense	(15,947)	(16,857)	(48,974)	(48,027)
Gain on sales of real estate assets	10,593		10,593	—
Total other expenses	(5,117)	(16,851)	(37,719)	(47,812)
Net income (loss)	$11,210	$(2,331)	$12,268	$(11,333)

Modified Cash NOI (1)	$31,887	$33,432	$101,055	$100,654
Interest Coverage Ratio (2)			2.1x	2.3x
(1)
Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI, presented on page 6, that is used for NOI and same-center NOI metrics.
(2)
The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF	% Change Average
Three Months Ended September 30, 2024:
All Property Types (1)	361,830	$39.15	$41.85	6.9%	$42.86	9.5%
Malls, Lifestyle Centers & Outlet Centers	331,339	40.77	43.38	6.4%	44.41	8.9%
New leases	39,494	42.69	58.84	37.8%	63.34	48.4%
Renewal leases	291,845	40.51	41.29	1.9%	41.85	3.3%

Nine Months Ended September 30, 2024:
All Property Types (1)	1,831,089	$33.40	$35.66	6.8%	$36.59	9.6%
Malls, Lifestyle Centers & Outlet Centers	1,709,594	33.97	36.24	6.7%	37.13	9.3%
New leases	217,822	27.66	41.27	49.2%	44.40	60.5%
Renewal leases	1,491,772	34.89	35.50	1.7%	36.07	3.4%

Total Leasing Activity:		Average Annual Base Rents Per Square Foot (2) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
	Square Feet
Three Months Ended September 30, 2024:
Operating portfolio:			As of September 30,	As of September 30,
New leases	143,207		2024	2023
Renewal leases	739,089	Same-center Malls, Lifestyle & Outlet Centers	$31.05	$29.94
Total leased	882,296	Total Malls	31.29	30.28
		Total Lifestyle Centers	31.57	29.76
Nine Months Ended September 30, 2024:		Total Outlet Centers	29.02	27.57
Operating portfolio:		Total Malls, Lifestyle & Outlet Centers	31.05	29.94
New leases	729,205	Open-Air Centers	15.80	15.26
Renewal leases	2,374,506	Other	20.84	18.76
Total leased	3,103,711
(1)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(2)
Average annual base rents per square foot are based on contractual rents in effect as of September 30, 2024, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Nine Months Ended September 30, 2024 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2024:
New	75	276,852	6.51	$36.34	$39.57	$25.83	$10.51	40.7%	$13.74	53.2%
Renewal	586	1,929,696	2.79	34.69	35.33	35.58	(0.89)	(2.5)%	(0.25)	(0.7)%
Commencement 2024 Total	661	2,206,548	3.21	34.89	35.86	34.36	0.53	1.5%	1.50	4.4%

Commencement 2025:
New	13	34,410	8.03	61.07	66.37	37.37	23.70	63.4%	29.00	77.6%
Renewal	106	346,991	3.38	35.70	36.52	34.68	1.02	2.9%	1.84	5.3%
Commencement 2025 Total	119	381,401	3.89	37.99	39.21	34.92	3.07	8.8%	4.29	12.3%

Total 2024/2025	780	2,587,949	3.31	$35.35	$36.36	$34.44	$0.91	2.6%	$1.92	5.6%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Signet Group, PLC (2)	107	163,523	2.69%
2	Victoria's Secret & Co.	46	381,193	2.64%
3	Dick's Sporting Goods, Inc. (3)	25	1,615,698	2.34%
4	American Eagle Outfitters, Inc.	59	356,008	2.18%
5	Pentland Group	59	331,015	2.08%
6	Foot Locker, Inc.	62	308,548	2.03%
7	Bath & Body Works, Inc.	56	232,923	1.82%
8	Genesco Inc. (4)	75	150,235	1.58%
9	Knitwell Group	87	389,176	1.39%
10	Luxottica Group S.P.A. (5)	76	172,615	1.22%
11	The Gap Inc.	41	504,161	1.20%
12	Cinemark Corp.	8	430,944	1.18%
13	The Buckle, Inc.	31	162,079	1.14%
14	Hot Topic, Inc.	96	241,327	1.04%
15	The TJX Companies, Inc. (6)	19	542,607	0.97%
16	H & M Hennes & Mauritz AB	38	799,232	0.87%
17	Shoe Show, Inc.	28	357,714	0.86%
18	Barnes & Noble Inc.	18	473,816	0.85%
19	Spencer Spirit Holdings, Inc.	46	108,379	0.84%
20	Abercrombie & Fitch, Co.	27	184,814	0.80%
21	Claire's Stores, Inc.	64	82,679	0.80%
22	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.75%
23	Focus Brands LLC (7)	64	46,362	0.73%
24	Chick-fil-A, Inc.	26	53,930	0.66%
25	Darden Restaurants, Inc.	32	225,770	0.62%
		1,213	8,552,709	33.28%
(1)
Includes the Company's proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Group, PLC. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples, Banter by Piercing Pagoda and Piercing Pagoda.
(3)
Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream. Includes a former Sears lease acquired by Dick's Sporting Goods, Inc. for future redevelopment.
(4)
Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(5)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(6)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post.
(7)
Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

Capital Expenditures

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Tenant allowances (1)	$5,795	$6,616	$11,847	$13,265
Maintenance capital expenditures: (2)
Parking lot and parking lot lighting	2,487	1,604	3,772	2,800
Roof replacements	2,915	1,396	4,904	2,821
Other capital expenditures	6,106	4,014	14,596	10,003
Total maintenance capital expenditures	11,508	7,014	23,272	15,624
Total capital expenditures	$17,303	$13,630	$35,119	$28,889

(1) Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.

(2) The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as maintenance capital expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Properties Under Development at September 30, 2024

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2024 Cost	Expected Opening Date	Initial Unleveraged Yield
Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	$15,435	$8,739	$5,542	Summer '25	11.0%

Redevelopments:
Hamilton Place - Crunch Fitness	Chattanooga, TN	100%	36,640	2,648	2,083	228	Winter '24	23.3%

Total Properties Under Development			119,661	$18,083	$10,822	$5,770
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.